UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Proxy Statement/Prospectus

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MODEL PERFORMANCE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibits required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MODEL PERFORMANCE ACQUISITION CORP.

The Sun’s Group Center, 29th Floor

200 Gloucester Road

Wan Chai, Hong Kong

To Model Performance Acquisition Corp. Shareholders:

As you know, Model Performance Acquisition Corp. (“MPAC” or the “Company”) is holding a special meeting of the shareholders at 9:30 a.m., Eastern time, on December 20, 2022 (the “Meeting”) at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via live webcast at https://www.cstproxy.com/modelperformanceacquisition/sm2022. On or about December 7, 2022, MPAC mailed to you a proxy statement/prospectus (the “Proxy Statement/Prospectus”), asking you to consider and vote upon the following proposals at the Meeting (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus):

● Proposal 1 — To approve the merger of MPAC with and into Model Performance Mini Corp., a British Virgin Islands business company (“PubCo”), with PubCo remaining as the surviving publicly traded entity, and the Reincorporation Plan of Merger. This Proposal is referred to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”;

● Proposal 2 — To approve the transactions contemplated under the Merger Agreement, dated as of August 6, 2021 (as amended on January 6 and September 29, 2022, and as may be amended from time to time, the “Merger Agreement”), by and among MPAC, PubCo, Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”) and MultiMetaVerse, Inc., a Cayman Islands exempted company (“MMV”), (the “Business Combination”), a copy of which is attached to the Proxy Statement/Prospectus as Annex A. This Proposal is referred to as the “Acquisition Merger Proposal” or “Proposal No. 2.”;

● Proposal 3 — To approve: (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding MPAC Class A ordinary shares and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Class A ordinary shares in connection with the PIPE Investment (as defined herein) upon the consummation of the Business Combination. This Proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”;

● Proposal 4 — To approve modifying Regulation 24.5(c) (the “NTA Requirement”) in MPAC’s Existing Charter by deleting the existing Regulation 24.5(c) and replacing it with the following: “24.5(c) The Company will not consummate any Business Combination unless it (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) otherwise is exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended.” in order to expand the methods that MPAC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. This Proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 4.”; and

● Proposal 5 — To approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event MPAC does not receive the requisite shareholder vote to approve the Proposals. This Proposal is referred to as the “Adjournment Proposal” or “Proposal No. 5.”.

MPAC is providing this proxy statement/prospectus supplement to provide information about:

•	the termination of the Bilibili Agreement pursuant to which MPAC and PubCo agreed to issue and sell to Bilibili an aggregate 1,000,000 PubCo Class A ordinary shares for an aggregate purchase price of $10,000,000 at $10.00 per share. The termination of the Bilibili Agreement does not affect the Prominence Agreement, pursuant to which MPAC and PubCo have agreed to issue and sell to Prominence an aggregate of 1,200,000 PubCo Class A ordinary shares, for an aggregate purchase price of $12,000,000 at $10.00 per share;
•	the waiver by the parties to the closing condition that Parent shall have in excess of $5,000,000 in net tangible assets immediately after closing;
•	MMV’s Further Issuance of Shares to Avatar Group Holdings Limited, DA LIN YING FENG Holdings Limited and the ODI Shareholders pursuant to certain Match-up Shares Subscription Agreement and ODI Shares Subscription Agreement among MMV and the parties named therein; and

•	the waiver by the Purchaser Parties to the closing condition that (i) an equity financing in an aggregate of no less than $20,000,000 shall have been consummated or shall consummate substantially concurrently with the closing; and (ii) execution of lock-up agreements by certain MMV shareholders (the “Lock-up Waiver”). As a result of the Lock-up Waiver, an aggregate of 3,999,169 ordinary shares of the 30,000,000 closing payment shares will not be subject to any contractual lock-up restrictions after closing.

This proxy statement/prospectus supplement contains additional information that supplements the Proxy Statement/Prospectus regarding the proposed transactions contemplated by the Merger Agreement. MPAC urges you to read this supplement, together with the Proxy Statement/Prospectus regarding the proposed transactions contemplated by the Merger Agreement, carefully and in their entireties.

Your vote is important. Please vote your shares promptly. Whether or not you plan to participate in the Meeting, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the Meeting. Voting by proxy will not prevent a shareholder from voting during the Meeting if such shareholder subsequently chooses to participate in the Meeting. If you want to vote at the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Advantage Proxy via email to KSmith@advantageproxy.com. Votes will not be accepted over the phone during the Meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this supplement to the Proxy Statement/Prospectus.

Sincerely,

/s/ Claudius Tsang
Claudius Tsang
Chairman and Chief Executive Officer
Model Performance Acquisition Corp.
December 16, 2022

SUPPLEMENT DATED DECEMBER 16, 2022

TO

PROXY STATEMENT/PROSPECTUS

DATED DECEMBER 6, 2022

The Sun’s Group Center, 29th Floor

200 Gloucester Road

Wan Chai, Hong Kong

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2022

The following information supplements, and should be read in conjunction with, the Proxy Statement/Prospectus of Model Performance Acquisition Corp. (“MPAC” or the “Company”) dated December 6, 2022 (the “Proxy Statement/Prospectus”) relating to the proposed transactions contemplated by the Merger Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of August 6, 2021, by and among MPAC (also referred to as the “Parent” in the Merger Agreement”), MultiMetaVerse Inc., a Cayman Islands exempted company (“MMV”), certain shareholders of MMV, Model Performance Mini Corp., a British Virgin Islands business company (the “Purchaser”), and Model Performance Mini Sub Corp., a Cayman Islands exempted company(the “Merger Sub”, and collectively with the Parent and the Purchaser, the “Purchaser Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

MPAC is providing this proxy statement/prospectus supplement to provide information about:

•	the termination of the Bilibili Agreement pursuant to which MPAC and PubCo agreed to issue and sell to Bilibili an aggregate 1,000,000 PubCo Class A ordinary shares for an aggregate purchase price of $10,000,000 at $10.00 per share. The termination of the Bilibili Agreement does not affect the Prominence Agreement, pursuant to which MPAC and PubCo have agreed to issue and sell to Prominence an aggregate of 1,200,000 PubCo Class A ordinary shares, for an aggregate purchase price of $12,000,000 at $10.00 per share;
•	the waiver by the parties to the closing condition that Parent shall have in excess of $5,000,000 in net tangible assets immediately after closing;
•	MMV’s Further Issuance of Shares to Avatar Group Holdings Limited, DA LIN YING FENG Holdings Limited and the ODI Shareholders pursuant to certain Match-up Shares Subscription Agreement and ODI Shares Subscription Agreement among MMV and the parties named therein; and
•	the waiver by the Purchaser Parties to the closing condition that (i) an equity financing in an aggregate of no less than $20,000,000 shall have been consummated or shall consummate substantially concurrently with the closing; and (ii) execution of lock-up agreements by certain MMV shareholders (the “Lock-up Waiver”). As a result of the Lock-up Waver, an aggregate of 3,999,169 ordinary shares of the 30,000,000 closing payment shares will not be subject to any contractual lock-up restrictions after closing.

This supplement contains additional information that supplements the Proxy Statement/Prospectus regarding the proposed transactions contemplated by the Merger Agreement. MPAC urges you to read this supplement, together with the Proxy Statement/Prospectus regarding the proposed transactions contemplated by the Merger Agreement, carefully and in their entireties.

The Proxy Statement/Prospectus is amended on page 16-17 by replacing the paragraph before the chart that shows “MMV’s corporate structure immediately after the Further Issuance of Shares, including its principal subsidiaries and its VIEs” with the following.

MMV entered into certain shares subscription agreements dated March 18, 2021 (the “Match-up Shares Subscription Agreement”) with each of Avatar Group Holdings Limited, and DA LIN YING FENG Holdings Limited, respectively. MMV entered into certain shares subscription agreements dated July 15, 2021 (the “ODI Shares Subscription Agreement”) with each of Shenzhen Huaqi Huirui Investment Management Limited Partnership, Jupiter_Lilith Limited and F.L.M Holdings Limited (collectively, the “ODI Shareholders”), respectively. As of the date of this supplement, MMV has issued (i) 5,173,680 Ordinary Shares to Shenzhen Huaqi Huirui Investment Management Limited Partnership pursuant to the ODI Shares Subscription Agreement; (ii) 2,279,216 Ordinary Shares to Jupiter_Lilith Limited pursuant to the ODI Shares Subscription Agreement; (iii) 5,705,031 Ordinary Shares to F.L.M Holdings Limited pursuant to the ODI Shares Subscription Agreement; (iv) 3,006,328 Ordinary Shares to Avatar Group Holdings limited pursuant to the Match-up Shares Subscription Agreement; and (v) 1,201,421 Ordinary Shares to DA LIN YING FENG Holdings Limited pursuant to the Match-up Shares Subscription Agreement (collectively, the “Further Issuance of Shares”).

The Proxy Statement/Prospectus is amended and supplemented on page 26 by adding the following to the end of the “Purchaser Parties’ Conditions to Closing” section of the Proxy Statement/Prospectus.

On December 16, 2022, the parties to the Merger Agreement entered into a waiver agreement (the “Waiver Agreement”) pursuant to which the parties have waived the closing condition that Parent shall have in excess of $5,000,000 in net tangible assets immediately after closing; and Purchaser Parties waived the requirement for (i) an equity financing in an aggregate of no less than $20,000,000 shall have been consummated or shall consummate substantially concurrently with the closing; and (ii) execution of lock-up agreements by certain MMV shareholders (the “Lock-up Waiver”). As a result of the Lock-up Waiver, an aggregate of 3,999,169 ordinary shares of the 30,000,000 closing payment shares will not be subject to any contractual lock-up restrictions after closing.

The Proxy Statement/Prospectus is amended on pages 28 and 128 by replacing the first sentence of “Certain Related Agreements - Subscription Agreements/PIPE Investment” sections of the Proxy Statement/Prospectus with the following.

In connection with the execution of the Merger Agreement, MPAC and PubCo entered into a subscription agreement (the “Bilibili Agreement”) with Bilibili Inc. (“Bilibili”). By mutual agreement after commercial discussion, on December 16, 2022, MPAC, PubCo and Bilibili entered into a Termination Agreement terminating the Bilibili Agreement.

The Proxy Statement/Prospectus is amended and supplemented on pages 30 and 130 by adding the following to the end of the “Certain Related Agreements – Business Cooperation Agreement” sections of the Proxy Statement/Prospectus.

As a result of the Termination Agreement dated December 16, 2022 terminating the Bilibili Agreement, the BCA Agreement will not become effective upon consummation of the Business Combination.

The Proxy Statement/Prospectus is amended and supplemented on page 126 by adding the following to the end of the “Purchaser Parties’ Conditions to Closing” section of the Proxy Statement/Prospectus.

On December 16, 2022, the parties to the Merger Agreement entered into a waiver agreement (the “Waiver Agreement”) pursuant to which the parties have waived the closing condition that Parent shall have in excess of $5,000,000 in net tangible assets immediately after closing; and Purchaser Parties waived the requirement for (i) an equity financing in an aggregate of no less than $20,000,000 shall have been consummated or shall consummate substantially concurrently with the closing; and (ii) execution of lock-up agreements by certain MMV shareholders (the “Lock-up Waiver”). As a result of the Lock-up Waiver, an aggregate of 3,999,169 ordinary shares of the 30,000,000 closing payment shares will not be subject to any contractual lock-up restrictions after closing.

The Proxy Statement/Prospectus is amended on page 147 by replacing the last paragraph under the “Proposal No. 3 – The Nasdaq Proposal – Overview” section of the Proxy Statement/Prospectus with the following.

In connection with the Business Combination, there will be a PIPE Investment of $12,000,000. On November 3, 2022, MPAC, PubCo, and Prominence entered into a subscription agreement, pursuant to which MPAC and PubCo have agreed to issue and sell to Prominence an aggregate of 1,200,000 PubCo Class A ordinary shares, for an aggregate purchase price of $12,000,000 at $10.00 per share. Because the Class A ordinary shares to be issued in connection with the PIPE Investment (1) was at a price that is less than the lower of (i) the closing price immediately preceding the signing of the Merger Agreement or (ii) the average closing price of the Class A ordinary shares for the five trading days immediately preceding the signing of the Merger Agreement, and (2) will constitute more than 20% of our outstanding Class A ordinary shares and more than 20% of outstanding voting power prior to such issuance, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(d).

The Proxy Statement/Prospectus is amended on 258 by replacing the first sentence of “Certain Relationships and Related Party Transactions - PIPE Investment” section of the Proxy Statement/Prospectus with the following.

In connection with the execution of the Merger Agreement, MPAC and PubCo entered into a subscription agreement (the “Bilibili Agreement”) with Bilibili Inc. (“Bilibili”). On December 16, 2022, MPAC, PubCo and Bilibili entered into a Termination Agreement terminating the Bilibili Agreement.

The Proxy Statement/Prospectus is amended on 259 by removing the last paragraph in the “MPAC Related Party Transactions – Administrative Support Agreement” section of the Proxy Statement/Prospectus.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your Ordinary Shares online if you subsequently choose to participate in the Meeting in person or virtually. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that record. Only shareholders of record at the close of business on the record date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

NO ACTION IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF SHAREHOLDERS HAS NOT CHANGED.

You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by participating in the Meeting in person or virtually and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.